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                                                                     EXHIBIT 3.4

                               PENTON MEDIA, INC.
                             A DELAWARE CORPORATION

                                -----------------

                              AMENDED AND RESTATED
                                     BY-LAWS

                             EFFECTIVE MARCH 7, 2002
                             -----------------------

                                -----------------

                                      NAME
                                      ----

     SECTION 1. NAME. The name of the Corporation is Penton Media, Inc. (the "Corporation").

                                      SEAL
                                      ----

     SECTION 2. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." One or more duplicate dies for impressing such seal may be kept and used.


                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     SECTION 3. PLACE OF MEETING. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as is fixed in the notice of the meeting.

     SECTION 4. ANNUAL MEETING. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on a date specified by the Board of Directors and at the time and place specified by the Board of Directors. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

     SECTION 5. SPECIAL MEETINGS. Special meetings of stockholders may be called only in the manner provided in the Amended and Restated Certificate of Incorporation.

     SECTION 6. NOTICE OF MEETINGS. Notice of the date, time and place of each annual and each special meeting of the stockholders shall be given to each of the stockholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such stockholder at his address as it appears on the books of the Corporation, or by delivering the same personally to any such stockholder, in lieu of such mailing, at least ten (10) days prior to, and not more than sixty (60) days before, such meeting, and meetings may be held without notice




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if all of the stockholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such stockholders not present in person or by proxy, before or after the meeting. The notice of each special meeting of the stockholders shall set forth the purposes thereof and the business transacted at all special meetings of stockholders shall be confined to the purposes stated in the notice thereof.

     SECTION 7. SETTING OF RECORD DATE. The Board of Directors shall have the power to fix in advance a date not exceeding sixty (60) days and not less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or (in the event the Amended and Restated Certificate of Incorporation is amended to permit action to be taken by stockholders by consent) the final date for obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, entitled to receive payment of such dividend or to such allotment of rights or to exercise the right in respect of such change, conversion or exchange of capital stock, or to give such consent, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     SECTION 8. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board or such officer of the Corporation as is designated by either the Chairman of the Board or, in the absence of the Chairman of the Board, by a majority of the Directors then in office shall act as chairman, and the Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

     SECTION 9. VOTING AT STOCKHOLDERS' MEETINGS. At each meeting of the stockholders, every stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Stockholders shall have the voting rights specified in the Amended and Restated Certificate of Incorporation. The vote for directors and the vote upon any question before a meeting may be, but need not be, by written ballot.

     SECTION 10. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation, at any meeting of the stockholders the presence, in person or by proxy, of the holders of shares of stock of the Corporation entitled to cast at least a majority of the votes which the outstanding stock entitled to vote thereat is entitled to cast on a particular matter shall be requisite and shall constitute a quorum entitled to take action with respect to that vote on that matter. If at any meeting of stockholders there shall be, with respect to a particular matter, less than a quorum so present, the stockholders present in person or by proxy and entitled to vote thereat on such matter may without further notice, except as required by law, following the completion of such action, if any, with respect to other matters as the stockholders present in person or by proxy and constituting a quorum to vote thereat on such matters desire to take, adjourn the meeting from time to time until a quorum with respect to

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such matter shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

     SECTION 11. LIST OF STOCKHOLDERS. The Secretary shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder, and such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 12. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual or special meeting of the stockholders only (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record on the record date set with respect to such meeting as provided for in Section 7, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12. For nominations or other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause
(c) above, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the "General Corporation Law") and a proper matter for consideration at such meeting under the Amended and Restated Certificate of Incorporation and these By-Laws. To be timely, (i) in the case of special meetings of the stockholders and in the case of the Corporation's 1999 annual meeting of stockholders, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) in the case of all annual meetings of stockholders subsequent to the 1999 annual meeting, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, if so required, such person's written consent to being named in the proxy statement as a nominee

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and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner as they appear on the Corporation's books and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Persons nominated by stockholders to serve as directors of the Corporation who have not been nominated in accordance with this Section 12 shall not be eligible to serve as directors. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting. For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                    DIRECTORS
                                    ---------

     SECTION 13. NUMBER OF DIRECTORS AND CHAIRMAN OF THE BOARD. Subject to any rights of the holders of Preferred Stock or any series thereof to elect additional directors under specified circumstances and to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be such number as shall from time to time be fixed by the Board of Directors. The Board of Directors shall appoint from among the directors a Chairman of the Board and Vice Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board is not present at a meeting of the Board of Directors, the Vice Chairman shall preside at such meeting, and, if the Vice Chairman is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside.

     SECTION 14. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to any rights of the holders of Preferred Stock or any series thereof to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law, be filled by the Board of Directors, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed.

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     SECTION 15. POWERS, QUALIFICATIONS AND REMOVAL. The business of the
Corporation shall be managed by or under the direction of the Board of Directors. Any director may tender his resignation at any time. Subject to any rights of the holders of Preferred Stock or any series thereof, any director or the entire Board of Directors may be removed at any time, but only for cause.

     SECTION 16. REGULAR AND SPECIAL MEETINGS OF THE BOARD. The Board of Directors may hold its meetings, whether organizational, regular or special, either within or without the State of Delaware. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings without first giving three (3) days' notice to each director, either personally or by facsimile telecommunication, or five (5) days' written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board may thereafter be held without notice. Special meetings of the Board shall be held whenever called in writing by the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer or any three (3) directors. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegraph to his residence or usual place of business at least three (3) days before the meeting, or mailed to him to his residence or usual place of business at least five (5) days before the meeting. Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting.

     SECTION 17. ORGANIZATION. At every meeting of the Board, the Chairman of the Board shall preside, and the Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

     SECTION 18. QUORUM AND ADJOURNMENT. At all meetings of the Board a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business except as may otherwise be specifically provided in the Amended and Restated Certificate of Incorporation or in these By-Laws; provided, that if a quorum of directors shall not be present at any duly called or regular meeting thereof, the directors present may adjourn said meeting from time to time for a period of not exceeding two (2) weeks in the aggregate and notice of any such adjourned meeting shall not be necessary unless an adjournment was taken sine die.

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                                   COMMITTEES
                                   ----------

     SECTION 19. EXECUTIVE COMMITTEE. There shall be a committee of the Board of Directors designated as the Executive Committee, to consist of three (3) or more of the directors, as shall from time to time be appointed by the Board of Directors. Except as otherwise limited by resolution adopted by the Board of Directors or by law, the Amended and Restated Certificate of Incorporation or these By-Laws, the Executive Committee shall have and may exercise, when the Board is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not, except to the extent both permitted by law and expressly so authorized by resolution adopted by the Board of Directors, have power (i) to fill vacancies in the Board, (ii) to change the membership of or to fill vacancies in the Executive Committee, (iii) to remove or replace the chairman of the Executive Committee, (iv) to authorize the Corporation to sell, lease or otherwise dispose of assets of the Corporation,
(v) to authorize the Corporation to liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, (vi) to authorize the Corporation to acquire any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, (vii) to adopt a bonus or other compensation plan in which directors or officers of the Corporation are eligible to participate, (viii) to authorize the Corporation to create, incur, assume or suffer to exist any indebtedness or (ix) to amend these By-Laws. The Board of Directors shall have the power at any time to change the size, membership or powers of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. A member of the Executive Committee shall be appointed chairman of the Executive Committee by resolution of the Board of Directors and shall preside at all meetings of the Executive Committee; provided that in the case of vacancy in office or absence of the Chairman of the Executive Committee at the time of any such meeting, a member of the Executive Committee selected by a majority of the members of the Executive Committee shall preside at such meeting.

     SECTION 20. AUDIT REVIEW COMMITTEE. There shall be a committee of the Board of Directors designated as the Audit Review Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by the Board of Directors. No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Audit Review Committee. The Audit Review Committee shall review and, as it shall deem appropriate, approve internal accounting and financial controls for the Corporation and auditing practices and procedures to be employed in the preparation and review of financial statements of the Corporation. The Audit Review Committee shall make recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Corporation and its subsidiaries and shall arrange with such accountants the scope of the audit to be undertaken by such accountants. The Board shall have the power at any time to change the membership of the Audit Review Committee, to fill vacancies in it, or to dissolve it. The Audit Review Committee may make rules for the conduct of its business and may appoint such assistants as it

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shall from time to time deem necessary. A majority of the members of the Audit
Review Committee shall constitute a quorum.

     SECTION 21. COMPENSATION COMMITTEE. There shall be a committee of the Board of Directors designated as the Compensation Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by the Board of Directors. No member of the Board who is an officer or an employee of the Corporation or any subsidiary of the Corporation shall be eligible to serve on the Compensation Committee. The Compensation Committee shall review and determine the compensation of executive officers of the Corporation, review and make recommendations to the Board with respect to salaries, bonuses and deferred compensation of other officers and executives of the Corporation, compensation of directors and management succession, and make such determinations and perform such other duties as are expressly delegated to it from time to time pursuant to the terms of any stock option, equity bonus or other employee benefit plan of the Corporation. The Board shall have the power at any time to change the size, membership or powers of the Compensation Committee, to fill vacancies in it, or to dissolve it. The Compensation Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Compensation Committee shall constitute a quorum.

     SECTION 22. INVESTMENT COMMITTEE. There shall be a committee of the Board of Directors designated as the Investment Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by the Board of Directors. The Investment Committee shall provide objectives and guidelines for the investment of funds held in trust under the various pension plans of the Corporation and its subsidiaries, act as the investment committee for purposes of any 401(k) plans of the Corporation and review the performance of the investment managers charged with investing the funds held in trust under the various pension plans of the Corporation and its subsidiaries. The Board shall have the power at any time to change the membership of the Investment Committee, to fill vacancies in it, or to dissolve it. The Investment Committee may make rules for the conduct of its business and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Investment Committee shall constitute a quorum.

     SECTION 23. NOMINATING COMMITTEE. There shall be a committee of the Board of Directors designated as the Nominating Committee, to consist of not fewer than two members of the Board as shall from time to time be appointed by the Board of Directors. The Nominating Committee shall make recommendations to the Board with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The Board shall have the power at any time to change the membership or powers of the Nominating Committee, to fill vacancies in it, or to dissolve it. The Nominating Committee may make rules for the conduct of its business (including, without limitation, rules as to whether and on what basis, if any, it will consider suggestions regarding candidates for election submitted by stockholders) and may appoint such assistants as it shall from time to time deem necessary. A majority of the members of the Nominating Committee shall constitute a quorum.

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     SECTION 24. OTHER COMMITTEES; DESIGNATION OF REPLACEMENT MEMBERS OF
COMMITTEES. The Board of Directors may also designate one or more other committees, which, to the extent provided by resolution of the Board of Directors, shall have and may exercise, when the Board is not in session, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings. The Board of Directors shall have power at any time to fill vacancies in, to change the size, membership or powers of, or to dissolve any such committee. The Board of Directors may designate in advance a person to replace a specified director as a member of any committee of the Board of Directors in the event that such director shall for any reason cease to be a member of such committee. In the event that any member of any committee of the Board of Directors shall for any reason cease to be a member of such committee, the person designated in advance to replace such member, if any, shall, without any further action on the part of the Board of Directors and so long as such person is at that time a member of the Board of Directors, become a member of such committee. Such person shall also assume the chairmanship of such committee if held by the member such person in replacing immediately prior to such member ceasing to be a member of such committee.

     SECTION 25. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated in these By-Laws or by the Board pursuant to these By-Laws and, by resolution of the Board of Directors, may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both, or may be paid other compensation for acting as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided however that directors who are also salaried officers of the Corporation or any subsidiary of the Corporation shall not receive fees or salaries as directors.

     SECTION 26. COMMUNICATIONS EQUIPMENT. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board or such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     SECTION 27. WAIVER OF NOTICE AND PRESUMPTION OF ASSENT. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his dissent shall be entered in the minutes of the meeting or unless his written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.




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     SECTION 28. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    OFFICERS
                                    --------

     SECTION 29. DESIGNATION, TERM AND VACANCIES. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board. The same person may hold any two (2) or more offices.

     As soon as practicable after the election of the Board at the annual meeting of stockholders, the Board shall elect the Chief Executive Officer, the President and Chief Operating Officer, the Secretary and the Treasurer and, at their discretion, such Vice-Presidents as they shall determine, all of whom shall hold office until the regular annual meeting of the Board of Directors following their appointment or until their successors are appointed and qualified, provided that they, or any of them, may be removed at any time, with or without cause, by the Board of Directors. All other agents and employees of the Corporation shall hold office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     SECTION 30. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall exercise such other powers as may from time to time be specifically delegated to him by these By-Laws or by resolution of the Board of Directors. Subject to the Board of Directors, he shall have general charge of the entire business of the Corporation. He may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in a chief executive officer of a corporation. He shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to the President and Chief Operating Officer or a Vice-President of the Corporation. He shall at all times be subject to the direction of the Board of Directors.

     SECTION 31. PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer shall be the chief operating officer of the Corporation and shall have such powers as may from time to time be specifically delegated to him by these By-Laws or by resolution of the Board of Directors. He may sign certificates of stock and may sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporation's business requires. He shall have the usual powers and duties vested in a chief operating officer of a corporation.

     SECTION 32. VICE-PRESIDENTS. Each Vice-President shall have such of the Chief Executive Officer's and the President and Chief Operating Officer's powers and duties as the Chief Executive Officer and the President and Chief Operating Officer, respectively, may from time to time delegate to him, and each Vice-President shall have such other powers and perform such other duties as may be assigned to him by these By-Laws or by resolution of the Board of Directors.

     SECTION 33. TREASURER. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories, approved by the Board of Directors, as the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

     SECTION 34. SECRETARY. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument signed by another officer of the Corporation duly authorized to sign the same so requires, or when necessary to attest any proceedings of the stockholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the Chief Executive Officer, the President and Chief Operating Officer or other officer of the Corporation to any document executed by any of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     SECTION 35. ASSISTANT SECRETARY. Each Assistant Secretary shall be vested with such powers and duties as may be delegated to him by the Chief Executive Officer, the President and Chief Operating Officer or the Secretary and any act may be done or duty performed by an Assistant Secretary with like effect as though done or performed by the Secretary, and shall have




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



such other powers and perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 36. ASSISTANT TREASURER. Each Assistant Treasurer shall be vested with such powers and duties as may be delegated to him by the Chief Executive Officer, the President and Chief Operating Officer or the Treasurer, and any act may be performed by an Assistant Treasurer with like effect as though done or performed by the Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 37. DELEGATION. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

                                      STOCK
                                      -----

     SECTION 38. CERTIFICATES OF STOCK. All certificates of shares of the capital stock of the Corporation shall be in such form not inconsistent with the Amended and Restated Certificate of Incorporation, these By-Laws and the laws of the State of Delaware, as shall be approved by the Board of Directors, and shall be signed by the Chief Executive Officer, the President and Chief Operating Officer or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. All certificates for each class of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, his address, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and canceled, except in cases provided for herein.

     In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been affixed to, any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

     SECTION 39. TRANSFERS OF SHARES. Transfers of stock shall be made upon the books of the Corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares. But the Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall not be valid unless so countersigned.

     SECTION 40. STOLEN, LOST, MUTILATED AND DESTROYED CERTIFICATES. The Board of Directors may in its sole discretion direct that a new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost, mutilated or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates may, in its discretion, and as a condition precedent thereto, require the owner of such mutilated certificate to surrender the same and the owner of such stolen, lost, mutilated or destroyed certificate or certificates or his legal representatives to give to the Corporation, and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost, mutilated or destroyed.

     SECTION 41. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                BOOKS AND RECORDS
                                -----------------

     SECTION 42. BOOKS AND RECORDS. Subject to the provisions of the statute under which the Corporation is organized, the Corporation may keep its books outside the State of Delaware.

     The Board of Directors shall have power, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the directors.

                   CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS
                   -------------------------------------------

     SECTION 43. CONTRACTS. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors or the Executive Committee may authorize any officer or officers, fiscal agent or other agent or employee of the Corporation to enter into any contract or execute or deliver any instrument in the name of or on behalf of the Corporation and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors or by these By-Laws, no officer, fiscal or other agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose.

     SECTION 44. LOANS. Any officer or agent of the Corporation when authorized by the Board of Directors or the Executive Committee may negotiate loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances, when authorized by the Board of Directors or the Executive Committee, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and pledge, hypothecate or transfer as security for the payment thereof securities or other property at any time held by the Corporation. No loans shall be contracted on behalf of the Corporation and no notes or other evidences of indebtedness shall be issued in its behalf unless and except as authorized by the Board of Directors or the Executive Committee.

     SECTION 45. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories in the United States or elsewhere as the Board of Directors, the Executive Committee, the Chief Executive Officer or the President and Chief Operating Officer may approve.

     SECTION 46. CHECKS, DRAFTS, ETC. All notes, drafts, acceptances, checks, endorsements or other evidences of indebtedness shall be signed by the Chief Executive Officer, the President and Chief Operating Officer or a Vice-President and shall be countersigned by the Treasurer or an Assistant Treasurer of the Corporation, or by such officers as may, from time to time, be designated by resolution of the Board of Directors or the Executive Committee for that purpose. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by the Treasurer or an Assistant Treasurer or by any other officer or agent who may be designated by resolution of the Board of Directors or the Executive Committee.

     SECTION 47. SAFE DEPOSIT VAULTS. To the extent permitted by law, securities of the Corporation may be deposited in such safe deposit vaults in the United States or elsewhere as the Board of Directors or the Executive Committee may approve, and access to such vaults shall be only by such officer together with such additional officer or officers and/or responsible employee or employees as may from time to time be designated for the purpose by resolution of the Board of Directors.

     SECTION 48. DEPOSIT OF SECURITIES FOR SAFEKEEPING. From time to time, to the extent permitted by law, the Board of Directors or the Executive Committee may deposit for safekeeping with one or more banks, trust companies or other financial institutions to be selected by them in the United States or elsewhere, any securities owned by the Corporation and not otherwise deposited or pledged as security. Any and all securities so deposited may be withdrawn from time to time only by such officer of the Corporation together with such additional officer or officers and/or responsible employee or employees as may from time to time, to the extent permitted by law, be designated for the purpose by resolution of the Board of Directors or the Executive Committee.

                                  FISCAL YEAR
                                  -----------

     SECTION 49. FISCAL YEAR. The fiscal year shall begin the first day of January in each year.

                                     NOTICES
                                     -------

     SECTION 50. NOTICES. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by the same in the post-office or letter-box, in a post- paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder at his last known post-office address and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     Any stockholder, director or officer may waive any notice required to be given under these By-Laws by instrument in writing signed (either before or after the holding of any meeting in respect of which the notice is required) by such stockholder, director or officer and filed with the Corporation.

                             STOCK OF OTHER ENTITIES
                             -----------------------

     SECTION 51. STOCK OF OTHER ENTITIES. The Chief Executive Officer, the President and Chief Operating Officer and each Vice-President are each individually authorized on behalf of the Corporation, in person or by proxy, to attend, act and vote at meetings of the stockholders of any corporation, or the equity holders of any other entity, in which the Corporation shall hold stock or any other equity interest, and to exercise thereat any and all rights and powers incident to the ownership of such stock or other equity interest, and to execute waivers of notice of such meetings and calls therefor, and to take or participate in the taking of action by the stockholders of such corporation or the equity holders of such entity by consent in lieu of a meeting. The Board of Directors or the Executive Committee may also authorize any other director, officer or other person on behalf of the Corporation to take any and all of such actions, and authority may be given to exercise such authority either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors or the Executive Committee.

                           REGISTRATION OF SECURITIES
                           --------------------------
     SECTION 52. REGISTRATION OF SECURITIES. Any stocks or securities owned by the Corporation may, if so determined by the Board of Directors or the Executive Committee, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors or the Executive Committee.

                                   AMENDMENTS
                                   ----------

     SECTION 53. AMENDMENTS. These By-Laws may be altered or amended by the holders of shares of stock of the Corporation entitled to vote with respect thereto, present in person or by proxy at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the Board of Directors; provided, however, that these By-Laws may not be altered or amended either by action of the stockholders or by action of the Board of Directors to make provisions contrary to or in conflict with or in any way modifying any provision of the Amended and Restated Certificate of Incorporation; provided, further, that the vote of stockholders necessary to alter or amend these By-Laws shall be as provided for in the Amended and Restated Certificate of Incorporation.

                                  MISCELLANEOUS
                                  -------------

     SECTION 54. SECTION HEADINGS. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     SECTION 55. INCONSISTENT PROVISIONS. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the General Corporation Law or any other applicable law, the provision of these By- Laws shall not be given effect to the extent of such inconsistency but shall otherwise be given full force and effect.